Exhibit 32.1


                      Statement of Chief Executive Officer
         Pursuant to Section 1350 of Title 18 of the United States Code


Pursuant to Section 1350 of Title 18 of the United States Code, the undersigned, Denis A. Krusos, the Chairman of the Board and Chief Executive Officer of CopyTele, Inc., hereby certifies that:

     1. The Company's Form 10-Q Quarterly Report for the period ended April 30, 2005 (the "Report") fully complies with the requirements of
          Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


                                                /s/ Denis A. Krusos
                                                -----------------------------
                                                    Denis A. Krusos
                                                    Chairman of the Board and
June 9, 2005                                        Chief Executive Officer